SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934






       Date of Report (Date of earliest reported event): October 12, 2001



                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                      0-23044                 93-0976127
(State or other jurisdiction of  (Commission File No.)        (IRS Employer
incorporation or organization)                              Identification No.)




                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                 (703) 758-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

ITEM 5.  Other Events


Mobile Satellite Ventures Investment

     Introduction

     On October 12, 2001, Motient Corporation ("we" or "us") entered into an amended investment agreement involving its satellite communications venture, Mobile Satellite Ventures LLC ("MSV"). The agreement provides for an additional investment in MSV, subject to certain closing conditions, of $55 million in the form of convertible notes. The funds received by MSV will permit it to consummate its existing agreement to combine our satellite communications business with that of TMI Communications and Company Limited Partnership
("TMI"). This combined entity will provide mobile satellite services to the entire North American continent. These transactions are described below.


     Background

     In June 2000, we formed MSV. Currently we own 80% of the membership interests in MSV. The remaining interest is owned by three investors controlled by Columbia Capital, Spectrum Equity Investors LP and Telcom Ventures, L.L.C. (collectively, the "Existing Investors").

     In January 2001, we entered into various agreements to modify the terms of the original investment agreement for MSV and also to provide for the participation of TMI in the venture. The January 2001 agreements provide that upon closing of the transactions contemplated by such agreements, TMI will contribute its satellite communications business assets to MSV, along with our contribution of our satellite business assets. Certain of the Canadian assets will be held through a Canadian-affiliated license company. The January agreements provide that in connection with its contribution of assets to MSV, TMI would have become the owner of approximately 27% of the outstanding equity of MSV, and would also have received a cash payment of $7.5 million, as well as a $11.5 million 5-year note.

     The January agreements also provide that upon closing of these transactions, we would contribute our satellite assets to MSV in exchange for consideration comprised of (i) a $24 million cash payment received in June 2000,
(ii) a $45 million cash payment to be paid at closing, and (iii) a 5-year $15 million note. Upon closing, we would have become the owner of approximately 33% of the outstanding interests of MSV. Under the January agreements, a portion of MSV's cash payment to TMI at closing would have been funded by a loan by us of $2.5 million to MSV, in exchange for a note back in the same amount.

     The Current Transaction

     In the current transaction, MSV has agreed to issue $55 million of new convertible notes to a group of investors including a subsidiary of Rare Medium Group, Inc. (the "New Investor"), as well as the Existing Investors and Motient. The convertible notes will have a 5-year maturity and will carry interest at 10%, payable at maturity. The convertible notes will convert into Class A preferred limited partnership units of MSV ("Class A Preferred Units"). The New Investor will purchase $50 million of the convertible notes. In addition, Motient's $2.5 million loan to MSV as contemplated by the January transaction agreements, will be in the form of convertible notes, and the Existing Investors will purchase $2.5 million of convertible notes.

     The funds to be received by MSV from this new investment will permit MSV to consummate the existing agreement described above to combine our satellite communications business with that of TMI's. The consummation of those transactions is subject to receipt of necessary regulatory governmental approvals and consents, including FCC approval with respect to the transfer of Motient's FCC licenses, approvals by Canadian regulatory authorities with respect to the transfer of TMI's communications licenses to the new venture, and other customary conditions relating to third party consents and similar matters.

     Of the $45 million payable to Motient as described above, $4 million will be held back by MSV to secure certain of Motient's ongoing obligations to MSV, including Motient's obligations to share rent expense for MSV's premises in Reston, VA.

     Following consummation of the current transaction, and assuming that all the convertible notes are converted into Class A Preferred Units, the ownership of the outstanding equity of MSV would be as follows:

         Motient                    33.3%
         TMI                        26.4%
         New Investor               30.8%
         Existing Investors          9.5%

     MSV has filed an application with the FCC with respect to MSV's plans for a new generation satellite system utilizing ancillary terrestrial base stations. Within 90 days of the receipt of approval from the FCC, and provided that such approval occurs by March 31, 2003, the Existing Investors will invest an additional $50 million in MSV and receive additional Class A Preferred Units. Upon consummation of such additional investment by the Existing Investors, the $11.5 million note to TMI and the $15 million note to Motient will be repaid in full, and the ownership of the outstanding equity of MSV will be as follows:

         Motient                    25.5%
         TMI                        20.2%
         New Investor               23.6%
         Existing Investors         30.8%

     Under the terms of the bank facility waivers received by Motient in connection with these transactions, $30.75 million of the $45 million payable to Motient as part of this transaction is required to be used to repay outstanding amounts, and permanently reduce commitments, under Motient's revolving credit facility.


Rare Medium $50 Million Loan

     On October 12, 2001, we repaid approximately $26.2 million, plus accrued interest, of the $50 million aggregate principal amount of exchangeable notes issued by Motient to Rare Medium Group, Inc. ("Rare Medium") by delivering to Rare Medium five million shares of Class A common stock of XM Satellite Radio Inc. ("XM Radio") held by Motient. We also signed an agreement with Rare Medium providing that the maturity date for the remaining outstanding principal amount of approximately $26.2 million was extended until the earlier of (a) 60 days and
(b) the date on which Motient sells or otherwise transfers more than 1 million shares of XM Radio stock or any interest in MSV, and will be further extended to October 12, 2002 upon our obtaining a second priority security interest for such loan in the assets securing our obligations to our bank lenders and guarantors.


Receipt of Aether $10 Million Escrow

     On October 11, 2001, we received $10 million that had been escrowed as part of the sale of our transportation division to Aether Systems, Inc. in November 2000. Under the terms of the bank facility waivers we received in connection with the Aether transaction, these funds are required to be used to repay outstanding amounts, and permanently reduce commitments, under our revolving credit facility. However, we are currently in discussions with our bank group and guarantors to seek a waiver that will permit us to retain these proceeds. If a waiver is not obtained, and if we do not use these funds to repay indebtedness, we would be in default under our term loan and revolving credit agreements, which could, in turn, trigger defaults under certain of our other loan agreements.


Forward-looking statements

     This report contains forward looking statements, including statements regarding completion of the MSV financing and of MSV's purchase of our satellite assets, MSV's future ownership, the additional investment by the Existing Investors in MSV, future extensions of the maturity date of our loan from Rare Medium, the waiver we seek from our bank group permitting us to retain the $10 million we received in connection with the sale of our transportation assets. Factors that could cause actual results to differ materially from those in the forward looking statements in this news release include Motient's serious short-term liquidity needs, Motient's substantial debt, the need for American and Canadian regulatory approvals, and the willingness of Motient's bank group to provide the requested waiver. Many of these and other factors are described in Motient Corporation's registration statement on Form S-4 (File No. 333-63826) and in Motient's annual report on Form 10-K for the year ended December 31, 2000 and its other periodic filings and reports with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

The following documents are filed as exhibits to the report:

99.1     Press Release of Motient dated October 15, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MOTIENT CORPORATION



                                            By:    /s/David H. Engvall
                                            David H. Engvall
                                            Vice President, General
                                            Counsel and Secretary


Date:  October 15, 2001